Exhibit 5.1

[Letterhead of McDermott Will & Emery LLP]

November 4, 2011

Merge Healthcare Incorporated

200 East Randolph Street, 24th Floor

Chicago, Illinois 60601-6436

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Merge Healthcare Incorporated, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering on a delayed basis pursuant to Rule 415 under the Act (i) by the Company of up to a total of $150,000,000 of securities consisting of (A) shares of the Company’s common stock, par value $.01 per share (“Common Stock”), (B) senior and subordinated debt securities of the Company (“Debt Securities”) issued under one or more indentures which are filed as exhibits to the Registration Statement (the “Indentures”), (C) shares of the Company’s preferred stock, par value $.01 per share (“Preferred Stock”), (D) warrants to purchase Debt Securities, (E) warrants to purchase Common Stock or Preferred Stock, (F) depositary shares, (G) stock purchase contracts, (H) stock purchase units and (I) combinations, derivations or variations of any of the foregoing (collectively, the “Primary Securities”) and (ii) by the selling securityholders named under the caption “Selling Securityholders” (the “Selling Securityholders”) in the prospectus which forms a part of the Registration Statement (the “Prospectus”) of up to a total of 10,500,000 shares of Common Stock (the “Secondary Securities,” and, together with the Primary Securities, the “Securities”). The Primary Securities and Secondary Securities may be sold by the Company and the Selling Securityholders, respectively, from time to time as set forth in the Registration Statement, the Prospectus and as will be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). In the event the Securities will be sold pursuant to an underwriting or purchase agreement, such agreement will be filed as an exhibit to the Registration Statement under a Current Report on Form 8-K.

In arriving at the opinion expressed below, we have assumed that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement and the applicable Prospectus Supplement (each, a “Board Action”) and in accordance with the Company’s Certificate of Incorporation, as amended (the “Certificate”), the Company’s Bylaws, the Indentures and applicable New York and/or Delaware law, (ii) the Registration Statement and any amendments thereto (including post-effective amendments) are effective under the Act, (iii) a Prospectus Supplement will have been filed with the SEC describing the Securities offered thereby (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement and (v) any underwriting or purchase agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by each of the parties thereto (other than the Company).

We have also assumed that the laws of the State of New York will be chosen to govern the Indenture, any warrant agreements and stock purchase contract agreements, and that such choice is a valid and legal provision. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1. Upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of the Common Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares of Common Stock that are Primary Securities will be validly issued, fully paid and non-assessable.

2. The shares of Common Stock that are Secondary Securities are validly issued, fully paid and non-assessable.

3. When the Indentures have been duly executed on behalf of the Company and the trustee thereunder (the “Trustee”), the Trustee has been qualified to act as trustee under the Indentures and when the Debt Securities have been (i) duly established by the Indentures or any supplemental indentures thereto, (ii) duly authorized and established by applicable Board Action and duly authenticated by the Trustee and (iii) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting or purchase agreement, the Indentures and any applicable supplemental indentures thereto, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

4. When the Preferred Stock has been duly authorized and established by applicable Board Action, in accordance with the terms of the Certificate and applicable law, upon issuance and delivery of the Preferred Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

5. When the warrants to purchase Securities have been (i) duly authorized and established by applicable Board Action, and (ii) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the warrants to purchase Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

6. When the depositary shares, the underlying Preferred Stock and a deposit agreement in connection therewith have been duly authorized and established by applicable Board Action, in accordance with the terms of the Certificate and applicable law, and when (i) a deposit agreement substantially as described in the Registration Statement has been duly executed and delivered by the Company and a depositary, and (ii) the depositary receipts representing the depositary shares in the form contemplated and authorized by such deposit agreement have been duly executed and delivered by such depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, upon issuance and delivery of the Preferred Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary receipts and the deposit agreement relating to such depositary shares.

7. With respect to stock purchase contracts, when (i) the Board has taken the appropriate Board Action to approve and establish the terms of such stock purchase contracts and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (ii) the stock purchase contracts have been duly executed and delivered in accordance with the applicable purchase agreement and the applicable underwriting or purchase agreement approved by or on behalf of the Board, upon payment of the consideration therefor provided for therein and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the stock purchase contracts will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

8. With respect to stock purchase units, when (i) the Board has taken the appropriate Board Action to approve and establish the terms of the stock purchase units and to authorize and approve the issuance thereof, the terms of the offering and related matters, and (ii) the stock purchase units have been duly executed and delivered in accordance with the purchase agreement and the applicable underwriting or purchase agreement approved by or on behalf of the Board, upon payment of the consideration therefor provided therein and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the stock purchase units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

To the extent that the obligations of the Company under a deposit agreement or the obligations of the Company under the Indentures may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the applicable depositary or trustee, as the case may be, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the applicable deposit agreement or the Indenture, as the case may be, (ii) that such deposit agreement or Indenture, as the case may be, has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such depositary or trustee, as the case may be, enforceable against the depositary or the trustee, as the case may be, in accordance with its respective terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability, (iii) that such depositary or trustee, as the case may be, is in compliance, generally and with respect to acting as a depositary or trustee, respectively, under the applicable deposit agreement or the Indenture, with all applicable laws and regulations, and (iv) that such depositary or trustee, as the case may be, has the requisite organizational and legal power and authority to perform its obligations under the applicable deposit agreement or the Indenture, as the case may be.

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware, as amended.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed therein.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ MCDERMOTT WILL & EMERY LLP